Exhibit 99.1

SAPPHIRE INDUSTRIALS

Contact

Donald G. Drapkin

Sapphire Industrials Corp.

(212) 632-6000

SAPPHIRE INDUSTRIALS CORP. ANNOUNCES THE SEPARATE TRADING OF

ITS COMMON STOCK AND WARRANTS COMMENCING JANUARY 31, 2008

NEW YORK, January 29, 2008 – Sapphire Industrials Corp. (AMEX: FYR.U) today announced that, commencing on January 31, 2008, holders of the securities comprising each unit sold in the Company’s initial public offering completed on January 24, 2008 may elect to separately trade the common stock and warrants included in the units.

Those units not separated will continue to trade on the American Stock Exchange under the symbol “FYR.U”, and each of the common stock and warrants will trade on the American Stock Exchange under the symbol “FYR” and “FYR.WS”, respectively.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sapphire Industrials Corp.

Sapphire Industrials Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses.

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Forward-Looking Statements

This press release may contain certain forward-looking statements including statements with regard to the future performance of the Company. Words such as” believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s Prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.